Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY
FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
tpeters@bmtc.com
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)
jdsmith@bmtc.com

Bryn Mawr Bank Corporation Announces Second Quarter Earnings; Outlines Six Initiatives Which Are Expected to be Accretive to Earnings in 2008; Announces Increase in Quarterly Dividend

BRYN MAWR, Pa. July 26, 2007 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the quarter and six months ended June 30, 2007.

The Corporation reported second quarter 2007 diluted earnings per share of $0.36, unchanged from the same period of 2006. Net income for the second quarter of 2007 was $3.091 million, a decrease of 1.5% or $46,000 compared to $3.137 million in last year’s second quarter. Return on average equity (ROE) and return on average assets (ROA) for the quarter ended June 30, 2007, were 14.61% and 1.49% respectively. ROE was 15.70% and ROA was 1.74% for the same period last year. Additional costs associated with new business initiatives, along with continued pressure on the Corporation’s net interest margin, contributed to the year over year flat earnings. These initiatives, described later in this release, are expected to be accretive to earnings in 2008.

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In other business, the Corporation’s Board of Directors increased the quarterly dividend $0.01 per share or 8.33% from $0.12 to $0.13 per share, payable September 1, 2007 to shareholders of record as of August 6, 2007.

Ted Peters, Chairman and Chief Executive Officer, said “Second quarter results are in line with our expectations given the continued pressure on interest margins coupled with the competitive environment for growing core deposits. Having anticipated a large one-time gain on the sale of real estate during the first quarter of 2007, we began investing in new business initiatives in the latter part of 2006 continuing through 2007. These initiatives are expected to be dilutive to earnings in 2007 and accretive in 2008.”

Peters continued, “These initiatives include the September 2006 formation of an equipment leasing company and the Fall 2006 start-up of a loan production office in West Chester. Our 2007 initiatives include the grand opening of the Corporation’s new Ardmore branch, the roll-out of the Private Banking Group and investments in additional personnel, product offerings and service enhancements in the Wealth Division with the goal of stronger future revenue growth. The Corporation is also evaluating opportunities to establish a Wealth Management presence in the State of Delaware which would expand our product and service offerings as allowed by Delaware law.”

Peters added, “Most recently, we augmented our mortgage operation with the formation of BMT Mortgage Group whose focus will be on residential mortgage originations in Chester County. BMT Mortgage Group was established with the hiring of five mortgage professionals from a regional mortgage operation. This team has deep connections in Chester County, and our entrepreneurial business model gives them a stake in their success under the Bryn Mawr Trust Company. “

The second quarter 2007 results reflect the continued unfavorable interest rate environment as tax equivalent net interest income grew a nominal $216,000 or 2.6% to $8.605 million from $8.389 million in the second quarter of 2006 and $130,000 or 1.5% from $8.475 million in the first quarter of 2007. The increase in net interest income (on a tax equivalent basis) in the

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second quarter of 2007 compared to the same period last year was the result of a $100.9 million increase or 15.1% increase in average interest earning assets, partially offset by a 55 basis point decrease in the Corporation’s tax equivalent net interest margin to 4.49% from 5.04%. The increase in tax equivalent net interest income in the second quarter of 2007 compared to the first quarter of 2007 was the result of a $29.5 million increase or 4.0% increase in average interest earning assets, partially offset by a 16 basis point decrease in the Corporation’s tax equivalent net interest margin to 4.49% from 4.65%.

The Corporation’s increase in average earning assets in the second quarter of 2007 compared with the second quarter of 2006 (almost 100% of which is attributed to loans and leases) includes leases with yields of approximately 11.0% and commercial and construction related loans with yields of approximately 7.0%. At the same time, core deposit growth over the past six months has been nominal with most of the incremental funding coming from higher cost wholesale sources. The Corporation expects the decline in the tax equivalent net interest margin to continue throughout 2007, although at a slower rate than experienced in this year’s second quarter.

The Corporation reported six month 2007 diluted earnings per share of $0.82, an increase of $0.10 or 13.9% compared to $0.72 in the same period of 2006. Net income for the six month period ended June 30, 2007 was $7.067 million, an increase of 12.7% or $794,000, compared to $6.273 million in last year’s first six months. The primary factor contributing to the increase in earnings for the six months of 2007 compared to the same period last year was a $0.10 per share or an $866,000 after tax gain on the sale of real estate that previously served as the Bank’s Wynnewood branch location. Excluding the real estate gain, year to date 2007 diluted earnings per share of $0.72 per share were unchanged from the same period last year and net income of $6.201 million was $72,000 or 1.1% less than the prior year amount of $6.273 million.

Return on average equity (ROE) and return on average assets (ROA) for the six months ended June 30, 2007 were 16.95% (14.87% excluding the real estate gain) and 1.76% (1.54% excluding the real estate gain), respectively. ROE was 15.98% and ROA was 1.79% for the same period last year. The tax equivalent net interest margin for the first six months of 2007 was 4.57% compared with 5.13% in the same period last year.

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Total portfolio loans and leases at June 30, 2007 were $739.7 million, an increase of $100.1 million or 15.6% from $639.6 million at June 30, 2006 and an increase of $58.4 million or 8.6% from year end balances of $681.3 million. Leases at June 30, 2007 of $28.9 million were 3.9% of total portfolio loans and leases and are presently growing by over $4 million per month. Credit quality on the entire loan and lease portfolio continues to be very strong as nonperforming loans and leases of $695,000 represents less than 0.1% of total loans and leases. The Corporation expects lease charge-offs to increase as the lease portfolio matures and grows over the next two years. However, lease charge-offs are expected to be below industry norms as the leasing unit has an experienced underwriting team, the lease portfolio is geographically diverse, and the average lease is less than $20,000. At June 30, 2007, the allowance for loan and lease losses of $8.605 million represents 1.16% of portfolio loans and leases compared with 1.19% at December 31, 2006.

Funding from wholesale sources at June 30, 2007 included $121.8 million in wholesale certificates of deposit and approximately $35.1 million in Federal Home Loan Bank (“FHLB”) borrowings. This compares with $20.0 million and $15.0 million in wholesale certificates and FHLB borrowings, respectively at December 31, 2006.

Non-interest income for the second quarter of 2007 was $5.064 million, an increase of $489,000 or 10.7% over the $4.575 million in the second quarter of 2006, driven by a $375,000 or 12.3% increase in Wealth Management revenues to $3.423 million for the quarter ended June 30, 2007 compared with $3.048 million in the same period last year. Additionally, second quarter 2007 non-interest income includes a $110,000 gain on the sale of a foreclosed property. All other components of non-interest income increased $4,000. Non-interest income also includes $84,000 of income relating to a $15.0 million second-quarter 2007 bank-owned-life-insurance (“BOLI”) transaction.

For the six month period ended June 30, 2007, non-interest income excluding the $1.333 million (pre-tax) real estate gain, was $9.877 million, an increase of $703,000 or 7.7% over the $9.174 million in the same period last year. The primary factor for this increase was year-to-date

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Wealth Division revenue of $6.710 million which was $542,000 or 8.8% higher than the same period last year. Market returns and additional business from one institutional customer were the primary contributors to the increase in Wealth Division revenues as assets under management and administration increased to $2.632 billion at June 30, 2007 from $2.195 billion at June 30, 2006. The balance of the increase in non-interest income was due to the OREO gain and BOLI income, partially offset by lower loan servicing fees and lower deposit related fees.

Wealth Management revenues for the quarter ended June 30, 2007 and June 30, 2006 includes approximately $183,000 and $100,000, respectively, of fees relating to one institutional client that is being acquired by another financial institution in a business combination. This business combination is expected to close in the fourth quarter of 2007. On a year to date basis, the fees related to this institutional client were approximately $359,000 and $202,000 for 2007 and 2006, respectively. Wealth assets under Management and Administration at June 30 2007, December 31, 2006 and June 30, 2006 relating to this client were approximately $420 million, $412 million and $266 million, respectively.

Non-interest expense for the second quarter of 2007 was $8.753 million, an increase of $851,000 or 10.8% from $7.902 million in the second quarter of 2006. Staffing levels and related costs are higher due to the new initiatives mentioned above, partially offset by reductions in incentive compensation costs. Benefit costs are lower due to favorable pension fund returns in 2006 along with changes in the post retirement medical benefit plan. However, advertising costs are up due to the new Ardmore branch which opened in January 2007. Professional costs which include legal, audit and consulting expenses are also higher due to expenses resulting from the evaluation of a business opportunity and increased regulatory reporting costs such as new proxy disclosure rules and new financial reporting requirements relating to income taxes.

For the six month period ended June 30, 2007, non-interest expense was $17.188 million, an increase of $1.441 million or 9.2% over $15.747 million in the same period last year. Staffing levels and related costs are higher due to the new initiatives mentioned above, partially offset by significant reductions in incentive compensation costs. Benefit costs are lower due to favorable

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pension fund returns in 2006 along with changes in the post retirement medical benefit plan. Advertising costs and occupancy and bank premises expenses are up due to the new Ardmore branch which opened in January 2007. Professional fees include costs relating to a business evaluation and also include increased regulatory costs as mentioned earlier in this release.

On a sequential basis, diluted earnings per share for the second quarter of 2007 of $0.36 were unchanged from the first quarter of 2007 (excluding the real estate gain of $0.10 per share in the first quarter). Net income for the second quarter of 2007 of $3.091 million was $19,000 or 0.6% lower than first quarter 2007 net income of $3.110 million (excluding the after-tax real estate gain of $866,000). The small increases in net interest income and non-interest income were offset by an increase in non-interest expenses and a slightly higher effective tax rate.

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s Management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income, non-interest income, diluted earnings per share, ROE, and the ROA determined in accordance with GAAP to exclude the effects of the real estate gain in the first quarter of 2007 (and year to date). Management believes that the presentation excluding the impact of the real estate gain in the first quarter of 2007 (and year to date) provides useful supplementation information essential to the proper understanding of the operating results of the Corporation’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

As previously announced, the Corporation will hold an earnings conference call at 9:00 a.m. EDT on Friday, July 27, 2007. Interested parties may participate by calling 973-582-2741 at 8:55 a.m. EDT and referencing conference PIN #9030862. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, August 8, 2007. The number to call for the taped replay is 973-341-3080 and the conference PIN is 9030862.

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The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations section website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, target, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

# # # #

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Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2007

(unaudited)

	For The Three Months Ended
For the period:	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006
Interest income	$13,250	$12,521	$12,446	$12,017	$11,098
Interest expense	4,736	4,145	4,021	3,627	2,795

Net interest income	8,514	8,376	8,425	8,390	8,303
Provision for loan and lease losses	240	250	211	258	209

Net interest income after provision for loan and lease losses	8,274	8,126	8,214	8,132	8,094

Fees for wealth management services	3,423	3,287	3,241	3,013	3,048
Loan servicing and late fees	277	280	283	271	282
Service charges on deposits	356	360	376	388	397
Net gain on sale of real estate	—	1,333	—	—	—
Net gain on sale of OREO	110	—	—	—	—
Net gain on sale of loans	259	280	182	268	254
BOLI income	84	—	—	—	—
Other operating income	555	606	542	623	594

Noninterest income	5,064	6,146	4,624	4,563	4,575

Salaries and wages	3,981	4,048	3,982	4,109	3,834
Employee benefits	1,057	1,221	951	887	1,131
Occupancy and bank premises	712	686	632	636	642
Furniture fixtures and equipment	513	507	481	486	476
Advertising	355	316	238	187	273
Amortization of mortgage servicing rights	77	92	90	88	84
Professional fees	470	401	225	285	209
Other expenses	1,588	1,164	1,247	1,152	1,253

Noninterest expense	8,753	8,435	7,846	7,830	7,902

Income before income taxes	4,585	5,837	4,992	4,865	4,767
Income tax expense	1,494	1,861	1,784	1,630	1,630

Net income	$3,091	$3,976	$3,208	$3,235	$3,137

Per share data:
Weighted average shares outstanding	8,542,066	8,575,172	8,588,820	8,575,170	8,577,365
Dilutive potential common shares	112,040	121,519	120,792	109,995	113,690

Adjusted weighted average dilutive shares	8,654,106	8,696,691	8,709,612	8,685,165	8,691,055

Basic earnings per common share	$0.36	$0.46	$0.37	$0.38	$0.37

Diluted earnings per common share	$0.36	$0.46	$0.37	$0.37	$0.36

Dividend declared per share	$0.12	$0.12	$0.12	$0.12	$0.11

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

June 30, 2007

(unaudited)

	For The Six Months Ended
For the period:	June 30, 2007	June 30, 2006
Interest income	$25,771	$21,443
Interest expense	8,881	4,959

Net interest income	16,890	16,484
Provision for loan and lease losses	490	363

Net interest income after provision for loan and lease losses	16,400	16,121

Fees for wealth management services	6,710	6,168
Loan servicing and late fees	557	572
Service charges on deposits	716	776
Net gain on sale of real estate	1,333	—
Net gain on sale of OREO	110	—
Net gain on sale of loans	539	504
BOLI income	84	—
Other operating income	1,161	1,154

Noninterest income	11,210	9,174

Salaries and wages	8,029	7,663
Employee benefits	2,278	2,449
Occupancy and bank premises	1,398	1,266
Furniture fixtures and equipment	1,020	958
Advertising	671	473
Amortization of mortgage servicing rights	169	170
Professional fees	871	506
Other expenses	2,752	2,262

Noninterest expense	17,188	15,747

Income before income taxes	10,422	9,548
Income tax expense	3,355	3,275

Net income	$7,067	$6,273

Per share data:
Weighted average shares outstanding	8,558,527	8,574,038
Dilutive potential common shares	111,391	110,676

Adjusted weighted average shares	8,669,918	8,684,714

Basic earnings per common share	$0.83	$0.73

Diluted earnings per common share	$0.82	$0.72

Dividend declared per share	$0.24	$0.22

Note: Certain prior period amounts have been reclassified to conform to current period presentation.

Bryn Mawr Bank Corporation

Reconciliation of Non-GAAP Information

(dollars in thousands, except per share data)

	Three month period ended
March 31,	Net Income		Change		Non-interest income		Change
	2007	2006	$	%	2007	2006	$	%
As reported (GAAP)	$3,976	$3,136	$840	26.8%	$6,146	$4,599	$1,547	33.6%
Non-GAAP adjustment [1]	(866)	—	(866)	(27.6)%	$(1,333)	$—	$(1,333)	(29.0)%
Adjusted (Non-GAAP)	$3,110	$3,136	($26)	(0.8)%	$4,813	$4,599	$214	4.7%

	Diluted earnings per share		Change		ROE		ROA
					2007	2006	2007	2006
	2007	2006	$	%
As reported (GAAP)	$0.46	$0.36	$0.10	27.8%	19.36%	16.27%	2.03%	1.83%
Non-GAAP adjustment [1]	$(0.10)	—	$(0.10)	(27.8)%	(4.21)%	0.00%	(0.44)%	0.00%
Adjusted (Non-GAAP)	$0.36	$0.36	$0.00	0.0%	15.15%	16.27%	1.59%	1.83%

	Six month period ended
June 30,	Net Income		Change		Non-interest income		Change
	2007	2006	$	%	2007	2006	$	%
As reported (GAAP)	$7,067	$6,273	$794	12.7%	$11,210	$9,174	$2,036	22.2%
Non-GAAP adjustment [1]	(866)	—	(866)	(13.8)%	$(1,333)	$—	$(1,333)	(14.5)%
Adjusted (Non-GAAP)	$6,201	$6,273	$(72)	(1.1)%	$9,877	$9,174	$703	7.7%

	Diluted earnings per share		Change		ROE		ROA
					2007	2006	2007	2006
	2007	2006	$	%
As reported (GAAP)	$0.82	$0.72	$0.10	13.9%	16.95%	15.98%	1.76%	1.79%
Non-GAAP adjustment [1]	$(0.10)	—	$(0.10)	(13.9)%	(2.08)%	0.00%	(0.22)%	0.00%
Adjusted (Non-GAAP)	$0.72	$0.72	$0.00	0.0%	14.87%	15.98%	1.54%	1.79%

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The non-GAAP adjustment in the first quarter of 2007 represents the reduction of the effect of the after tax gain on sale of real estate of $866,000. The gain was calculated as the excess of the net sale proceeds over net book value, less income taxes.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data )

June 30, 2007

(unaudited)

For the period:	2007 2Q	2007 1Q	2006 4Q	2006 3Q	2006 2Q
Asset Quality Data

Nonaccrual loans and leases	$570	$371	$704	$794	866
90 + days past due loans and leases	125	46	119	835	794

Nonperforming loans and leases	$695	$417	$823	$1,629	1,660
OREO	—	561	—	—	—

Nonperforming assets	$695	$978	$823	$1,629	1,660

Allowance for loan and lease losses	$8,605	$8,366	$8,122	$8,025	7,779
Allowance for loan and lease losses / loans	1.16%	1.21%	1.19%	1.20%	1.22%
Allowance for loan and lease losses / nonperforming loans and leases	1,238%	2,006%	987%	493%	469%
Nonperforming loans and leases / portfolio loans	0.09%	0.06%	0.12%	0.24%	0.26%
Nonperforming assets / assets	0.08%	0.12%	0.10%	0.21%	0.22%
Net loan and lease charge-offs (recoveries)	1	6	114	12	1
Net loan and lease charge-offs (annualized)/ average loans	0.001%	0.004%	0.07%	0.01%	NC *
(NC*- Not calculated as there were no significant charge-offs)

	2007 2Q	2007 1Q	2006 4Q	2006 3Q	2006 2Q
Selected ratios (annualized):

Return on average assets	1.49%	2.03%	1.62%	1.69%	1.74%
Return on average shareholders’ equity	14.61%	19.36%	15.01%	15.58%	15.70%
Yield on interest earning assets*	6.97%	6.93%	6.85%	6.82%	6.72%
Cost of interest bearing funds	3.27%	3.08%	2.99%	2.80%	2.35%
Net interest margin*	4.49%	4.65%	4.65%	4.78%	5.04%
Tier 1 leverage ratio	10.95%	11.34%	11.04%	11.12%	11.39%
Book value per share	$10.11	$9.97	$9.62	$9.83	9.52
Tangible book value per share	$10.11	$9.97	$9.62	$9.83	9.52
Period end shares outstanding	8,532,580	8,582,172	8,562,209	8,575,253	8,575,398

Selected data:

Mortgage loans originated	$27,490	$28,271	$23,030	$37,860	31,966
Mortgage loans sold - servicing retained	$3,298	$4,831	$4,242	$6,043	3,615
Mortgage loans sold - servicing released	$19,521	$14,844	$15,320	$10,867	13,127
Mortgage loans serviced for others	$367,087	$377,512	$382,141	$385,861	395,091
Wealth assets under management / administration	$2,632,333	$2,522,371	$2,514,824	$2,243,595	2,195,258
* Yield on interest earning assets and net interest margin are calculated on a tax equivalent basis.

	2007 Year-to-date	2006 Year-to-date
Selected ratios (annualized):

Return on average assets	1.76%	1.79%
Return on average shareholders’ equity	16.95%	15.98%
Yield on interest earning assets*	6.95%	6.65%
Cost of interest bearing funds	3.18%	2.14%
Net interest margin*	4.57%	5.13%

Mortgage loans originated	$55,761	66,417
Mortgage loans sold - servicing retained	$8,129	10,625
Mortgage loans sold - servicing released	$34,365	20,563
* Yield on interest earning assets and net interest margin are calculated on a tax equivalent basis.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2007

(unaudited)

	As of
Balance Sheet For the period ended:	Jun 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	Jun 30, 2006
Assets
Interest bearing deposits with banks	$520	$407	$532	$544	$642
Fed funds sold	2,500	7,885	—	—	—
Investment securities	44,817	45,772	48,232	51,399	45,697

Loans held for sale	6,535	7,448	3,726	7,621	6,369

Portfolio loans:
Consumer	7,827	8,073	9,156	8,848	8,863
Commercial & industrial	191,484	179,483	175,278	177,797	166,442
Commercial mortgages	224,696	200,121	198,407	185,234	178,253
Construction	70,209	74,355	74,798	74,949	65,097
Residential mortgages	105,441	105,065	103,572	107,021	108,820
Home equity lines & loans	111,079	107,554	113,068	112,940	112,157
Leases	28,924	16,898	7,012	316	—

Total portfolio loans	739,660	691,549	681,291	667,105	639,632

Earning assets	794,032	753,061	733,781	726,669	692,340
Cash and due from	22,533	25,114	61,473	23,921	27,529
Allowance for loan and lease losses	(8,605)	(8,366)	(8,122)	(8,025)	(7,779)
Other assets	56,610	41,113	39,528	40,678	39,392

Total assets	$864,570	$810,922	$826,660	$783,243	$751,482

Interest-bearing checking	$126,988	$130,447	$143,742	$128,707	$134,754
Money market	101,613	107,919	111,338	112,360	106,401
Savings	38,009	40,751	40,441	41,640	43,303
Wholesale deposits	121,750	65,270	19,976	29,963	34,951
Time deposits	186,045	166,967	200,446	179,712	163,029

Interest-bearing deposits	574,405	511,354	515,943	492,382	482,438

Non-interest bearing deposits	154,238	152,926	198,546	145,872	152,092

Total deposits	728,643	664,280	714,489	638,254	634,530

Borrowed funds	35,100	45,000	15,000	46,300	22,700
Other liabilities	14,570	16,061	14,788	14,395	12,597
Shareholders’ equity	86,257	85,581	82,383	84,294	81,655

Total liabilities and shareholders’ equity	$864,570	$810,922	$826,660	$783,243	$751,482

Balance Sheet (average)

	2007 2Q	2007 1Q	2006 4Q	2006 3Q	2006 2Q
Assets

Interest bearing deposits with banks	$568	$486	$500	$807	$687
Fed funds sold	1,019	2,597	1,291	3,345	1,467
Investment securities	45,394	47,029	51,658	49,103	44,197
Loans held for sale	4,489	3,746	4,312	5,910	3,304
Portfolio loans and leases	716,734	684,870	669,036	645,284	617,627

Earning assets	768,204	738,728	726,797	704,449	667,282

Cash and due from	22,299	24,766	27,030	25,373	24,666
Allowance for loan an lease losses	(8,537)	(8,254)	(8,189)	(7,904)	(7,686)
Other assets	47,460	38,297	40,374	37,267	37,803

Total assets	$829,426	$793,537	$786,012	$759,185	$722,065

Interest-bearing checking	$131,893	$133,252	$129,400	$132,826	$140,400
Money market	104,812	107,978	113,608	109,595	110,710
Savings	39,072	40,143	40,856	42,533	43,738
Wholesale deposits	83,664	31,573	19,957	19,956	1,425
Time deposits	173,279	191,838	193,166	187,083	164,803

Interest-bearing deposits	532,720	504,784	496,987	491,993	461,076

Non-interest bearing deposits	148,105	149,420	152,822	149,465	150,586

Total deposits	680,825	654,204	649,809	641,458	611,662
Borrowed funds	47,720	40,363	35,731	21,380	16,738
Other liabilities	16,041	15,704	15,702	13,966	13,487
Shareholders’ equity	84,840	83,266	84,770	82,381	80,178

Total liabilities and shareholders’ equity	$829,426	$793,537	$786,012	$759,185	$722,065

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

June 30, 2007

(unaudited)

Balance Sheet (average)

	2007 Year-to-date	2006 Year-to-date
Assets

Interest bearing deposits with banks	$528	$564
Fed funds sold	1,804	3,801
Investment securities	46,205	40,653
Loans held for sale	4,675	3,261
Portfolio loans and leases	700,335	606,599

Earning assets	753,547	654,878

Cash and due from	23,527	24,500
Allowance for loan and lease losses	(8,396)	(7,606)
Other assets	42,855	36,809

Total assets	$811,533	$708,581

Interest-bearing checking	$132,569	$140,949
Money market	106,386	114,517
Savings	39,604	44,401
Wholesale deposits	57,763	—
Time deposits	182,507	156,970

Interest-bearing deposits	518,829	456,837

Non-interest bearing deposits	148,759	148,941

Total deposits	667,588	605,778

Borrowed funds	44,062	10,177
Other liabilities	15,826	13,451
Shareholders’ equity	84,057	79,175

Total liabilities and shareholders’ equity	$811,533	$708,581

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	2nd Quarter 2007			1st Quarter 2007			4rd Quarter 2006			3rd Quarter 2006			2nd Quarter 2006
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$568	$7	4.94%	$486	$6	5.01%	$500	$7	5.55%	$807	$11	5.41%	$687	$8	4.67%
Federal funds sold	1,019	14	5.51%	2,597	34	5.31%	1,291	17	5.22%	3,345	45	5.34%	1,467	18	4.92%
Investment securities available for sale:
Taxable	40,393	514	5.10%	42,023	529	5.11%	46,618	567	4.83%	44,132	503	4.52%	39,249	416	4.25%
Tax-exempt	5,001	59	4.73%	5,006	58	4.70%	5,040	58	4.57%	4,971	58	4.63%	4,948	59	4.78%

Investment securities available for sale	45,394	573	5.06%	47,029	587	5.06%	51,658	625	4.80%	49,103	561	4.53%	44,197	475	4.31%

Loans and leases	721,223	12,747	7.09%	688,616	11,993	7.06%	673,348	11,892	7.01%	651,194	11,494	7.00%	620,931	10,683	6.90%

Total interest earning assets	768,204	13,341	6.97%	738,728	12,620	6.93%	726,797	12,541	6.85%	704,449	12,111	6.82%	667,282	11,184	6.72%

Cash and due from banks	22,299			24,766			27,030			25,373			24,666
Less allowance for loan and lease losses	(8,537)			(8,254)			(8,189)			(7,904)			(7,686)
Other assets	47,460			38,297			40,374			37,267			37,803

Total assets	$829,426			$793,537			$786,012			$759,185			$722,065

Liabilities:

Savings, NOW and market rate deposits	$275,777	$977	1.42%	$281,373	$998	1.44%	$283,864	$1,066	1.49%	$284,954	$1,029	1.43%	$294,848	$914	1.24%
Wholesale deposits	83,664	1,132	5.43%	31,573	422	5.42%	19,957	281	5.59%	19,956	278	5.53%	1,425	20	5.63%
Time deposits	173,279	1,982	4.59%	191,838	2,184	4.62%	193,166	2,184	4.49%	187,083	2,026	4.30%	164,803	1,645	4.00%

Total interest-bearing deposits	532,720	4,091	3.08%	504,784	3,604	2.90%	496,987	3,531	2.82%	491,993	3,333	2.69%	461,076	2,579	2.24%

Short term borrowings	47,720	645	5.42%	40,363	541	5.44%	35,731	490	5.44%	21,380	294	5.46%	16,738	216	5.18%

Total interest-bearing liabilities	580,440	4,736	3.27%	545,147	4,145	3.08%	532,718	4,021	2.99%	513,373	3,627	2.80%	477,814	2,795	2.35%

Noninterest-bearing deposits	148,105			149,420			152,822			149,465			150,586
Other liabilities	16,041			15,704			15,702			13,966			13,487

Total noninterest-bearing liabilities	164,146			165,124			168,524			163,431			164,073

Total liabilities	744,586			710,271			701,242			676,804			641,887

Shareholders’ equity	84,840			83,266			84,770			82,381			80,178

Total liabilities and shareholders’ equity	$829,426			$793,537			$786,012			$759,185			$722,065

Interest income to earning assets			6.97%			6.93%			6.85%			6.82%			6.72%

Net interest spread			3.70			3.85			3.86			4.02			4.37
Effect of noninterest-bearing sources			0.79			0.80			0.79			0.76			0.67

Net interest income/ margin on earning assets		$8,605	4.49%		$8,475	4.65%		$8,520	4.65%		$8,484	4.78%		$8,389	5.04%

Tax equivalent adjustment		$91	0.05%		$99	0.05%		$95	0.05%		$94	0.05%		$86	0.05%

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six months ended June 30,

	2007			2006
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	528	14	5.35%	564	13	4.65%
Federal funds sold	1,804	48	5.37%	3,801	84	4.46%
Investment securities available for sale:
Taxable	41,202	1,043	5.10%	35,672	723	4.09%
Tax-exempt	5,003	117	4.72%	4,981	118	4.78%

Investment securities available for sale	46,205	1,160	5.06%	40,653	841	4.17%

Loans and leases	705,010	24,740	7.08%	609,860	20,670	6.83%

Total interest earning assets	753,547	25,962	6.95%	654,878	21,608	6.65%

Cash and due from banks	23,527			$24,500
Less allowance for loan and lease losses	(8,396)			(7,606)
Other assets	42,855			36,809

Total assets	$811,533			$708,581

Liabilities:

Savings, NOW and market rate deposits	$278,559	$1,974	1.43%	$299,151	$1,735	1.17%
Wholesale deposits	57,763	1,554	5.43%	716	20	5.63%
Time deposits	182,507	4,166	4.60%	156,970	2,947	3.79%

Total interest-bearing deposits	518,829	7,694	2.99%	456,837	4,702	2.08%

Short term borrowings**	44,062	1,187	5.43%	10,177	257	5.09

Total interest-bearing liabilities	562,891	8,881	3.18%	467,014	4,959	2.14%
Noninterest-bearing deposits	148,759			148,941
Other liabilities	15,826			13,451

Total noninterest-bearing liabilities	164,585			162,392

Total liabilities	727,476			629,406
Shareholders’ equity	84,057			79,175

Total liabilities and shareholders’ equity	$811,533			$708,581

Interest income to earning assets			6.95%			6.65%

Net interest spread			3.77			4.51
Effect of noninterest-bearing sources			0.80			0.62

Net interest income/ margin on earning assets		$17,081	4.57%		$16,649	5.13%

Tax equivalent adjustment		$191	0.05%		$165	0.05%

Non-accrual loans are included in the average loan balances.